UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2008
Asset Acceptance Capital Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50552 (Commission File Number)	80-0076779 (IRS Employer Identification No.)
28405 Van Dyke Avenue
Warren, MI 48093
(Address of principal executive offices)
Registrant’s telephone number, including area code: (586) 939-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements
     On March 10, 2008, the Compensation Committee of the Board of Directors of Asset Acceptance Capital Corp. (the “Company”) approved the Asset Acceptance Capital Corp. 2008 Annual Incentive Compensation Plan for Management (the “Plan”). The Plan is intended to provide incentives to eligible employees (the “Participants”) to advance the interests of the Company and to attract and retain employees.
     The Plan provides for the payment of cash bonuses to Participants, which includes the Company’s executive officers (including the named executive officers identified in the Company’s 2007 proxy statement) and most of the other management employees of the Company.
     The Plan will establish for each Participant a bonus target equal to a specified percentage of base salary (the “Target Bonus”). The Target Bonus will be set by the Compensation Committee at a level consistent with each Participant’s responsibilities. The Plan is comprised of two parts: (a) Financial Objectives; and (b) Personal Objectives. Bonus amounts will be computed separately for achievement of Financial Objectives and Personal Objectives, as set forth below:
•	Financial Objectives: The financial performance of the Company will be measured by EBITDA (as defined in the Plan), with minimum, target and maximum goals (as those goals are defined in the Plan and with the minimum goal exceeding the Company’s 2007 financial performance as measured by EBITDA). The participant will receive 25%, 50% and 100% of the Target Bonus if the Company’s financial performance achieves the minimum, target and maximum goal, respectively. If the Company achieves EBITDA greater than its minimum goal and less than its maximum goal, then the percentage of each Participant’s Target Bonus will be pro-rated consistent with a formula set forth in the Plan.

•	Personal Performance Objectives: Each Participant may earn up to a maximum of 50% of his or her Target Bonus based on the achievement of specified personal objectives jointly developed by the Participant and management of the Company. No bonus is earned if the 2008 EBITDA achieved by the Company does not at least equal the 2007 EBITDA.
     The Target Bonus, expressed as a percentage of annual base compensation paid in 2008, ranges from 35% to 80% for the current named executive officers and is 35% for all other executive officers of the Company.
     None of the minimum, target or maximum goals related to the Financial Objectives, nor the specific Personal Performance Objectives for each of the named executive officers, has been included in this description or in the Plan in order to maintain the confidentiality of the Company’s confidential commercial or business information.
     All cash bonuses under the Plan are earned upon the Board of Directors’ approval of the 2008 audited financial statements and computation of EBITDA resulting from such approved financial statements. If a Participant’s employment is terminated for any reason prior to the approval of the 2008 audited financial statements, the cash bonus for that Participant is forfeited. Any deviations from the Plan must be approved by the Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2008	Asset Acceptance Capital Corp.
	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer

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